Exhibit 99.1

MIDDLE KINGDOM ALLIANCE CORP. ANNOUNCES STOCKHOLDER APPROVAL OF

BUSINESS COMBINATION WITH PYPO DIGITAL COMPANY LIMITED

Atlanta, Georgia, June 29, 2009 – Middle Kingdom Alliance Corp. (OTC Bulletin Board: MKGDU, MKGD, MKGDW, MKGBU, MKGBB, MKGBW) announced that at a special meeting held today its stockholders approved its previously-announced proposed business combination with Pypo Digital Company Limited. In approving the business combination, Middle Kingdom’s stockholders also approved the redomestication of Middle Kingdom from Delaware to the Cayman Islands, as well as other matters related to the redomestication. The parties expect the business combination to close during the week of July 6, 2009.

Subsequent to the transaction, Middle Kingdom expects to change its name to Pypo China Holdings Limited and to continue to trade on the OTCBB under the symbols MKGDU, MKGD, MKGDW, MKGBU, MKGBB, MKGBW until new symbols are issued.

Holders of approximately 15% of Middle Kingdom’s Class B shares issued in its initial public offering have elected to convert their Class B shares for a pro rata portion of Middle Kingdom’s trust fund (including those stockholders that exercised their conversion rights in connection with Middle Kingdom’s December 2008 special meeting).

ABOUT MIDDLE KINGDOM ALLIANCE CORPORATION

Middle Kingdom is a Delaware organized blank check company organized on January 17, 2006. It completed its initial public offering on December 13, 2006. Middle Kingdom was formed for the purpose of effecting a business combination with an enterprise having its primary operations in the People’s Republic of China.

SAFE HARBOR

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The parties may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and investors should not place undue reliance on the forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements made by the parties. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: any unforeseen delays that cause Middle Kingdom to delay the closing of the business combination, as well as other relevant risks detailed in Middle Kingdom’s and MK Arizona’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Middle Kingdom and MK Arizona assume no obligation to update the information contained in this press release.